SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As applicable to retirements of Eligible Executives on or after January 1, 19921
                        Amended through December 18, 2000


     Section 1. Introduction. On January 1, 1985, the Company established this Plan for the purpose of providing Eligible Executives with a monthly Supplemental Benefit for their lifetime in the event of their retirement from employment with the Company under certain circumstances. The Plan also provides for the award of Conditional Annuities and Pension Parity Benefits to selected Eligible Executives under certain circumstances.


     Section 2. Definitions. As used in the Plan, the following terms shall have the following meanings, respectively:

     2.01 "Affiliate" shall mean, as applied with respect to any person or legal entity specified, a person or legal entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or legal entity specified.

     2.02 "Committee" shall mean the Compensation and Option Committee of Ford Motor Company.

     2.03 "Company" shall mean Ford Motor Company, Ford Motor Credit Company, and such of the subsidiaries of the Company as, with the consent of the Company, shall have adopted the Plan.

     2.04 "Credited Service" shall mean without duplication the years and any fractional year of credited service at retirement, not exceeding one year for any calendar year, of the Eligible Executive under all the Retirement Plans.

2.05 "Designated Beneficiary" shall mean the beneficiary or beneficiaries designated by an Eligible Executive or Eligible Retired Executive in a writing filed with the Company (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee may prescribe) to receive, in the event of the death of the Eligible Executive or Eligible Retired Executive, the Death Benefits provided in Section
4.04. An Eligible Executive or Eligible Retired Executive shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such Eligible Executive's or Eligible Retired Executive's life insurance proceeds under the Company-paid Basic Life Insurance Plan unless such Eligible Executive or Eligible Retired Executive shall have assigned such life insurance in which event the Death Benefits shall be paid to such assignee; provided, however, that if the Eligible Executive or Eligible Retired Executive shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan, such

-----
1See Appendix A for provisions applicable to retirements of Eligible Executives on or after January 1, 1985 and prior to January 1, 1992 or retirements of Eligible Executives from certain former Company Affiliates.

beneficiary form shall control. An Eligible Executive or Eligible Retired Executive may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to receive any payment under the Plan, the same may be paid to the legal representatives of the Eligible Executive or Eligible Retired Executive, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

     2.06 "Eligible Executive" shall mean a person who is the Chairman of the Board, the Vice Chairman, the President and Chief Executive Officer, an Executive Vice President, a Group Vice President or a Vice President of the Company (excluding any such person who is an employee of a foreign Affiliate of the Company) or a Company employee in Leadership Level Four or above, or its equivalent, (but for periods prior to July 1, 1996, excluding a Company employee who is an employee of Jaguar Cars, a division of the Company).

     2.07 "Eligible Retired Executive" shall mean

     (a) with respect to Supplemental Benefits, an Eligible Executive who

          (1) shall retire directly from Company employment (i) on normal or disability retirement or (ii) with the approval of the Company at or after age 55 on early retirement;

          (2) will receive a normal, disability or early retirement benefit under one or more Retirement Plans;

          (3) has at least ten years of Credited Service without duplication under all Retirement Plans; and

          (4) has at least five continuous years of Eligibility Service immediately preceding retirement (unless the eligibility condition set forth in this subparagraph (4) is waived by the Chairman of the Board or the President and Chief Executive Officer).

     (b) with respect to Conditional Annuity awards and Pension Parity Benefits, an Eligible Executive (other than an Eligible Executive in Leadership Levels Four through Two or its equivalent) who shall retire directly from Company employment, (i) on normal or disability retirement or (ii) with the approval of the Company at or after age 55 on early retirement.

     2.08 "Eligible Surviving Spouse" for purposes of the Pension Parity Surviving Spouse Benefit shall mean a spouse to whom an Eligible Retired Executive has been married at least one year at the date of the Eligible Retired Executive's death.

     2.09 "Eligibility Service" shall mean Company service while an Eligible Executive.

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                                       3

     2.10 "FE&R" shall mean Ford Electronics and Refrigeration LLC, but for periods prior to February 1, 1999 shall mean Ford Electronics and Refrigeration Corporation.

     2.11 "FE&R Retirement Plan" means the Salaried Retirement Plan of FE&R as it may be amended.

     2.12 "Final Five Year Average Base Salary" means the average of the final five year-end Monthly Base Salaries immediately preceding retirement of the Eligible Retired Executive.

     2.13 "Final Three Year Average Base Salary" means the average of the final three year-end Monthly Base Salaries immediately preceding retirement or death of the Eligible Retired Executive.

     2.14 "General Retirement Plan" or "GRP" means the Ford Motor Company General Retirement Plan, as it may be amended.

     2.15 "Monthly Base Salary" of an Eligible Executive means the monthly base salary paid to such person while an Eligible Executive on December 31, prior to giving effect to any salary reduction agreement pursuant to an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (i) to which Section 125 or Section 402(e)(3) of the Internal Revenue Code of 1986, as amended, applies or (ii) which provides for the elective deferral of compensation. It does not include supplemental compensation or any other kind of extra or additional compensation.

     2.16 "Plan" means the Supplemental Executive Retirement Plan of Ford Motor Company, as amended.

     2.17 "Retirement Plans" includes the General Retirement Plan and the FE&R Retirement Plan for periods prior to July 1, 2000.

     2.18 "Subsidiary" shall mean, as applied with respect to any person or legal entity specified, (i) a person or legal entity a majority of the voting stock of which is owned or controlled, directly or indirectly, by the person or legal entity specified or (ii) any other type of business organization in which the person or legal entity specified owns or controls, directly or indirectly, a majority interest.

     2.19 "Annual Incentive Compensation Plan" shall mean the Annual Incentive Compensation Plan of Ford Motor Company.


     Section 3. Supplemental Benefits.

     3.01 Eligibility. An Eligible Retired Executive shall be eligible to receive a Supplemental Benefit as provided herein.

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                                       4

     3.02 Amount of Supplemental Benefit.

     (a) Subject to any reductions pursuant to Subsection (b) below and to any limitations and reductions pursuant to other provisions of the Plan, the monthly Supplemental Benefit shall be an amount equal to the Eligible Executive's Final Five Year Average Base Salary multiplied by the Eligible Executive's years of Credited Service at retirement, and further multiplied by the Applicable
Percentage based on the Eligible Executive's position or salary grade immediately preceding retirement, as follows:

For retirements on or after January 1, 1992 but prior to August 1, 1995

    Status at Retirement                                  Applicable Percentage

    Chairman, Vice Chairman, President                            .90%
    Executive Vice President                                      .80%
    Vice President                                                .70%
    Non-Vice Presidents
      - Salary Grade 21, 20, 19                                   .60%
      - Salary Grade 18, 17, 16                                   .40%
      - Salary Grade 15, 14, 13                                   .20%


For retirements on or after August 1, 1995 but prior to February 1, 2000

    Status at Retirement                                  Applicable Percentage

    Vice President Band
      - Chairman, Vice Chairman, President                        .90%
      - Executive Vice President                                  .80%
      - Group Vice President                                      .75%
      - Vice President                                            .70%
    Non-Vice President
      - General Executive Band                                    .60%
      - Executive Band                                            .40%
      - Salary Grade 15, 14, 13                                   .20%


For retirements on or after February 1, 2000

    Status at Retirement                                  Applicable Percentage

    Leadership Level One
      - Chairman, Vice Chairman, President                        .90%
      - Executive Vice President                                  .80%
      - Group Vice President                                      .75%
      - Vice President                                            .70%

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                                       5

    Leadership Level Two1
      - Standard Benefit                                          .40%
      - Non-standard Benefit2                                     .60%
    Leadership Level Three                                        .20%
    Leadership Level Four                                         .20%

     (b) For an Eligible Retired Executive who shall retire before age 62 the monthly Supplemental Benefit payable hereunder shall equal the amount calculated in accordance with the immediately preceding Subsection (a) reduced by 5/18 of 1% multiplied by the number of months from the later of the date the Supplemental Benefit commences or age 55 in the case of earlier receipt by reason of disability retirement to the first day of the month after the Eligible Retired Executive would attain age 62.

     3.03 Payments. Subject to the earning-out conditions set forth in Section 6, Supplemental Benefits, in the amount determined under Section 3.02, shall be payable out of the Company's general funds monthly beginning on the first day of the month when the Eligible Retired Executive's retirement benefit under any Retirement Plan or under the Company's Executive Separation Allowance Plan begins. Payments to an Eligible Retired Executive hereunder shall cease at the end of the month in which the Eligible Retired Executive dies.


     Section 4. Conditional Annuities.

     4.01 Eligibility. The Committee may, in its discretion, award to an Eligible Executive (other than an Eligible Executive in Leadership Levels Four through Two or its equivalent) additional retirement income in the form of a Conditional Annuity.

     4.02 Amount of Conditional Annuity.

     (a) In determining the amount of any Conditional Annuity to be awarded to an Eligible Executive for any year, the Committee shall consider the Company's profit performance and the amount that is awarded to such Eligible Executive for such year under the Annual Incentive Compensation Plan. Awards shall be made only for years in which the Committee has decided, for reasons other than individual or corporate performance or termination of employment, to make an award to an Eligible Executive under the Annual Incentive Compensation Plan which is less than would have been awarded if the historical relationship to awards to other executives had been followed.

     (b) The aggregate annual amount payable under the Conditional Annuities awarded to any Eligible Executive shall not exceed an amount equal to the Applicable Percentage of the average of such Eligible Executive's Final Three Year Average Base Salary, determined in accordance with the following table:
-----
1 General  Executive Band Eligible  Executives  who, on or after January 1, 2000 were reclassified as Leadership Level Two Employees, shall retain their entitlement to the .60% Applicable Percentage regardless of the reclassification.
2 The non-standard benefit will be available for Leadership Level Two Eligible Executives only upon approval of the President and Chief Executive Officer, Group Vice President and Chief Financial Officer and Executive Vice President-Human Resources.

                                                Applicable Percentage
    Number of Years for                 Chairman,                    All Other
    which a Conditional                 Vice Chairman                Eligible
    Annuity is awarded                  and President                Executives

            1                                30%                        20%
            2                                35                         25
            3                                40                         30
            4                                45                         35
            5 or more                        50                         40

     The percentage shall be reduced pro rata to the extent that service at retirement is less than 30 years.

     4.03 Payments.

     (a) Subject to the earning-out conditions set forth in Section 6, Conditional Annuities, in the amount determined under Section 4.02, shall be payable out of the Company's general funds monthly beginning on the first day of the month when the Eligible Retired Executive's retirement benefit under any Retirement Plan or under the Company's Executive Separation Allowance Plan begins. Except as provided in Section 4.04, payments with respect to an Eligible Retired Executive hereunder shall cease at the end of the month in which such Eligible Retired Executive dies.

     (b) For an Eligible Executive who retires before age 65, the monthly payment under any Conditional Annuity awarded to such Eligible Executive shall equal the actuarial equivalent (based on factors determined by the Company's independent consulting actuary) of the monthly amount payable for retirement at age 65.

     4.04 Death Benefits. Upon death before retirement but at or after age 55, the Eligible Executive's Designated Beneficiary shall be paid a lump sum equal to 30 times (representing 30 months) the aggregate monthly amount payable under such Eligible Executive's Conditional Annuities if the Eligible Executive had been age 55 at death, increased by one-third of one month for each full month by which such Eligible Executive's age at death shall exceed age 55. If death occurs within 120 months following retirement, the monthly payments under the Conditional Annuity shall be continued to the Designated Beneficiary for the remaining balance of the 120 month period following retirement.


     Section 5. Pension Parity Benefits.

     Section 5.01 Eligibility. For retirements on or after October 1, 1998, an Eligible Retired Executive at Ford Motor Company (U.S.) or Ford Motor Credit Company (U.S.) who held the position of a Vice President or above at Ford Motor Company (U.S.) immediately prior to retirement and who had service with a subsidiary, including an international subsidiary, at any time prior to becoming an employee of Ford Motor Company (U.S.) or Ford Motor Credit Company (U.S.) shall be eligible to receive a Pension Parity Benefit as provided below.

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                                       7

     Section 5.02 Amount of Pension Parity Benefit. The monthly Pension Parity Benefit shall be an amount equal to the difference between (i) and (ii), where
(i) is the amount of the monthly retirement benefit which would be payable under the GRP, the Executive Separation Allowance Plan ("ESAP"), the Benefit Equalization Plan ("BEP"), and the Select Retirement Plan ("SRP") if all of the Eligible Retired Executive's years of service under the GRP/ESAP/BEP/SRP and each of the subsidiary's retirement plans were counted as years of contributory service under the GRP/ESAP/BEP/SRP and (ii) is the amount of monthly retirement benefit that is or was payable under the GRP/ESAP/BEP/SRP, under the subsidiary's retirement plans, under this Plan as a Supplemental Benefit or a Conditional Annuity, if applicable, or under any other plan sponsored by a subsidiary which provided pension-type benefits (and if such benefits were paid in a lump sum as a termination benefit, this Plan shall convert the lump sum into an actuarial equivalent annuity (as determined by an independent actuary appointed by Ford Motor Company) payable in the same form as the GRP pension payable to the Eligible Retired Executive, or as was otherwise required pursuant to a qualified domestic relations order for purposes of determining the appropriate offset.)

     Section 5.03 Pension Parity Surviving Spouse Benefits. An Eligible Surviving Spouse shall be entitled to receive a monthly Pension Parity Surviving Spouse Benefit upon the death of the Eligible Retired Executive in an amount equal to the difference between (i) and (ii), where (i) is the actuarial equivalent (as determined by an independent actuary appointed by Ford Motor Company) of the amount of the monthly survivor's benefit that would be payable under the GRP, the ESAP, the BEP, and the SRP if all of the Eligible Retired Executive's years of service under the GRP/ESAP/BEP/SRP and each of the subsidiary's retirement plans were counted as years of contributory service under the GRP/ESAP/BEP/SRP and (ii) is the actuarial equivalent (under the method described in (i) above) of the amount of the monthly survivor's benefit that is or was payable under the GRP/ESAP/BEP/SRP, under Section 4.04 of this Plan if the Designated Beneficiary was an Eligible Surviving Spouse, under the subsidiary's retirement plans, or under any other plan sponsored by a subsidiary which provided pension-type survivor benefits.

     Section 5.04 Payment.  Subject to the  earning-out  conditions set forth in
Section 6, the Pension Parity Benefit, in the amount determined under Section 5.02, shall be payable out of the Company's general funds monthly beginning on the first day of the month when the Eligible Retired Executive's retirement benefit under any Retirement Plan or under the ESAP commences. Payments to an Eligible Retired Executive hereunder shall cease at the end of the month in which the Eligible Retired Executive dies. The Pension Parity Surviving Spouse Benefit, in the amount determined under Section 5.03, shall be payable out of the Company's general funds monthly beginning on the first day of the month following the Eligible Retired Executive's death. Pension Parity Surviving Spouse Benefits paid to an Eligible Surviving Spouse shall cease at the end of the month in which the Eligible Surviving Spouse dies.

     Section 5.05 Administration and Interpretation. The Vice President-Human Resources and the Group Vice President and Chief Financial Officer shall have the full power and authority to develop uniform administrative rules and procedures to administer the Pension Parity Benefit and the Pension Parity Surviving Spouse Benefit, and specifically shall have the authority to develop rules to cover specific situations that may require that the Pension Parity Benefit or the Pension Parity Surviving Spouse Benefit to be adjusted to reflect retirement payments from other sources in respect of prior subsidiary service of the Eligible Retired Executive. In the event of a change in the designated officer's title, the officer or officers with functional responsibility for Retirement Plans shall have the power and authority to administer and interpret this Plan.


     Section 6. Earning Out Conditions. Anything herein contained to the contrary notwithstanding, the right of any Eligible Retired Executive to receive Supplemental Benefit, Conditional Annuity or Pension Parity payments hereunder for any month shall accrue only if, during the entire period from the date of retirement to the end of such month, the Eligible Retired Executive shall have earned out such payment by refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary or Affiliate thereof.

     In the event of an Eligible Retired Executive's nonfulfillment of the condition set forth in the immediately preceding paragraph, no further payment shall be made to the Eligible Retired Executive or the Designated Beneficiary; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

     (1) with respect to any such Eligible Retired Executive who at any time shall have been a member of the Board of Directors, an Executive Vice President, a Group Vice President, a Vice President, the Treasurer, the Controller or the Secretary of the Company, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary or Affiliate thereof by reason of the nonfulfillment of such condition; and

     (2) with respect to any other such Eligible Retired Executive, such waiver may be granted by the Annual Incentive Compensation Committee of Ford Motor Company (or any committee appointed by it for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

     Anything herein contained to the contrary notwithstanding, Supplemental Benefit, Conditional Annuity and Pension Parity payments shall not be paid to or with respect to any person as to whom it has been determined that such person at any time (whether before or subsequent to termination of employment) acted in a manner inimical to the best interests of the Company. Any such determination shall be made by (i) the Committee with respect to any Eligible Retired Executive who at any time shall have been a member of the Board of Directors, an

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                                       9

Executive Vice President, a Group Vice President, a Vice President, the Treasurer, the Controller or the Secretary of the Company, and (ii) the Annual Incentive Compensation Committee of Ford Motor Company (or any committee appointed by it for the purpose) with respect to any other Eligible Retired Executive, and shall apply to any amounts payable after the date of the applicable committee's action hereunder, regardless of whether the Eligible Retired Executive has commenced receiving any benefits hereunder. Conduct which constitutes engaging in an activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary or Affiliate thereof shall be governed by the two immediately preceding paragraphs of this
Section 6 and shall not be subject to any determination under this paragraph.


     Section 7. General Provisions.

     7.01 Administration and Interpretation. An otherwise Eligible Executive's early retirement under the Plan is subject to approval by the Executive Personnel Committee. Except as otherwise provided in the preceding sentence and except as the committees specified in Sections 4 and 6 are authorized to administer the Plan in certain respects, the Vice President-Human Resources and the Group Vice President and Chief Financial Officer shall have full power and authority on behalf of the Company to administer and interpret the Plan. In the event of a change in a designated officer's title, the officer or officers with functional responsibility for Retirement Plans shall have the power and authority to administer and interpret the Plan. All decisions with respect to the administration and interpretation of the Plan shall be final and shall be binding upon all persons.

     7.02 Deductions. The Company may deduct from any payment of Supplemental Benefits, Conditional Annuity awards, or Pension Parity Benefits to an Eligible Retired Executive or Pension Parity Surviving Spouse Benefits to an Eligible Surviving Spouse all amounts owing to it by such Eligible Retired Executive or Eligible Surviving Spouse for any reason, and all taxes required by law or government regulation to be deducted or withheld.

     7.03 No Contract of Employment. The Plan is an expression of the Company's present policy with respect to Company executives who meet the eligibility requirements set forth herein; it is not a part of any contract of employment. No Eligible Executive, Designated Beneficiary, Eligible Surviving Spouse or any other person shall have any legal or other right to any Supplemental Benefit, Conditional Annuity, Pension Parity Benefit or Pension Parity Surviving Spouse Benefit.

     7.04 Governing Law. Except as otherwise provided under federal law, the Plan and all rights thereunder shall be governed, construed and administered in accordance with the laws of the State of Michigan.

     7.05 Amendment or Termination. The Company reserves the right to modify or amend, in whole or in part, or to terminate this Plan, at any time without notice.

                                   Appendix A

     Applicable to retirements of Eligible Executives on or after January 1, 1985 but prior to January 1, 1992, or retirements of Eligible Executives from certain former Company Affiliates.

     Section 1. Definitions. The terms used in this Appendix shall have the same meaning as those in the Supplemental Executive Retirement Plan, except as follows:

     1.01 "Contributory Service" shall mean without duplication the years and any fractional year of contributory service at retirement, not exceeding one year for any calendar year, of the Eligible Executive under all Retirement Plans.

     1.02 "Eligible Executive" shall mean a person who is the Chairman of the Board, the Vice Chairman, the President, an Executive Vice President or a Vice President of the Company (excluding any such person who is an employee of a foreign Affiliate of the Company) or a Company employee in Salary Grade 13 or its equivalent or above (Salary Grade 20 or its equivalent or above for Company employees prior to January 1, 1989).

     Section 2. Supplemental Benefits.

     2.01 Eligibility. An Eligible Retired Executive shall be eligible to receive a Supplemental Benefit as provided herein.

     2.02 Amount of Supplemental Benefit.

     (a) Subject to any reductions pursuant to Subsection (b) below and to any limitations and reductions pursuant to other provisions of the Plan, the monthly Supplemental Benefit shall be an amount determined as follows:

          (1) For those participants who were Eligible Executives on or after January 1, 1989 and retired prior to January 1, 1992, an amount equal to the Eligible Executive's Final Five Year Average Base Salary multiplied by the Eligible Executive's years of Contributory Service at retirement, and further multiplied by the Applicable Percentage based on the Eligible Executive's position or salary grade immediately preceding retirement and on when the Contributory Service occurred, as follows:

          Status at Retirement                      Applicable Percentage
                                             Contributory          Contributory
                                              Service               Service
                                             before 1/1/89         from 1/1/89
          Chairman, Vice Chairman,
           President                          .60%                   .90%
          Executive Vice President            .50%                   .80%
          Vice Presidents
           Salary Grade 23                    .40%                   .70%
           Salary Grade 22                    .40%                   .70%
           Salary Grade 21                    .40%                   .70%
           Salary Grade 20                    .40%                   .70%

          Non-Vice Presidents
           Salary Grade 21                    .30%                   .60%
           Salary Grade 20                    .30%                   .60%
           Salary Grade 19                    .30%                   .60%
           Salary Grade 18, 17, 16            .20%                   .40%
           Salary Grade 15, 14, 13            .10%                   .20%

          (2) For those participants who were Eligible Executives prior to January 1, 1989 and who retired prior to January 1, 1992, the greater of (A) or (B):

          (A) the Eligible Executive's Final Five Year Average Base Salary multiplied by the Eligible Executive's Credited Service, and further multiplied by the Applicable Percentage based on the Eligible Executive's position or salary grade immediately preceding retirement, as follows:

          Status at Retirement                           Applicable Percentage

          Chairman, Vice Chairman,
          President                                             .50%
          Executive Vice President                              .40%
          Vice President
          Salary Grade 23                                       .35%
          Salary Grade 22                                       .30%
          Salary Grade 21                                       .25%
          Salary Grade 20                                       .20%
          Non-Vice Presidents
          Salary Grade 21                                       .25%
          Salary Grade 20                                       .20%

          (B) the Eligible Executive's Final Five Year Average Base Salary multiplied by the Eligible Executive's Contributory Service, and further multiplied by the Applicable Percentage set forth in Section
          (a)(1) above based on the Eligible Executive's position or salary grade immediately preceding retirement and on when the Contributory Service occurred.

     (b) For an Eligible Retired Executive who shall retire before age 62 the monthly Supplemental Benefit payable hereunder shall equal the amount calculated in accordance with the immediately preceding Subsection (a) reduced by 5/18 of 1% multiplied by the number of months from the later of the date the Supplemental Benefit commences or age 55 in the case of earlier receipt by reason of disability retirement to the first day of the month after the Eligible Retired Executive would attain age 62.

     Section 3. Former Affiliates and Former Employees.

     3.01 Ford Aerospace Corporation. An employee of Ford Aerospace Corporation who was a Vice President of Ford Motor Company as of April 1, 1985 and retired May 1, 1985 shall be deemed to be an Eligible Executive under the Plan only for Supplemental Benefits and shall be eligible to receive such benefits under the Plan based on Credited Service under the Salaried Retirement Plan of Ford Aerospace Corporation.

     3.02 Ford New Holland, Inc. The following shall be applicable to former employees of Ford Tractor Operations who were transferred to Ford New Holland
(FNH) and who participated in the General Retirement Plan for service through December 31, 1989 ("FNH Employees").

     (a) Retirement-Eligible FNH Employees as of January 1, 1989.

     A FNH Employee who was eligible to retire under the General Retirement Plan on or prior to January 1, 1989, and who was in a position equivalent to a Salary Grade 13 or above on December 31, 1989, and who retires directly from FNH shall be deemed to be an Eligible Executive under the Plan only for Supplemental Benefits and shall receive such benefits as are applicable under the terms of the Plan in effect at the date of retirement, if retired prior to January 1, 1992, or the terms of the Plan in effect on January 1, 1992, if retired on or after January 1, 1992; provided, however, that for purposes of calculating the Supplemental Benefit, the Plan shall use (i) the employee's position or salary grade at FNH as of December 31, 1989; (ii) the Final Five Year Average Base Salary immediately preceding retirement of the Eligible Executive from FNH; and
(iii) the employee's Credited Service or Contributory Service, as applicable, as of December 31, 1989.

     (b) Non-Retirement Eligible Employees as of January 1, 1989.

     A FNH Employee who was not eligible to retire under the General Retirement Plan on or prior to January 1, 1989, and who was in a position equivalent to a Salary Grade 13 or above on December 31, 1989, and who retires directly from FNH shall be deemed to be an Eligible Executive under the Plan only for Supplemental Benefits and shall receive such benefits as are applicable under the terms of the Plan in effect as of January 1, 1989; provided, however, that for purposes of calculating the Supplemental Benefit, the Plan shall use (i) the employee's position or salary grade at FNH as of December 31, 1989; (ii) the Final Five Year Average Base Salary as of January 1, 1989; and (iii) the employee's Contributory Service as of December 31, 1989.

     3.03 Sale of Favesa Operations to Lear Seating Corporation.

     An Eligible Executive whose employment was transferred to Lear Seating Corporation by reason of the sale of a portion of Plastic and Trim Product Division's seat operations to Lear on November 1, 1993 and who was eligible to retire under the terms of the General Retirement Plan as of December 31,

1993, shall retain eligibility to receive a Supplemental Benefit, and shall receive such benefits as are applicable under the terms of the Plan in effect as of December 31, 1993; provided, however that for purposes of calculating the Supplemental Benefit, the Plan shall use (i) the employee's position or salary grade with the Company as of December 31, 1993; (ii) the Final Five Year Average Base Salary as of December 31, 1993; and (iii) the employee's Credited Service as of December 31, 1993.

     3.04 Visteon Corporation. The following shall be applicable to employees of Ford who were transferred to Visteon Corporation on April 1, 2000 ("U.S. Visteon Employees") and who ceased active participation in the Plan as of June 30, 2000 after Visteon Corporation was spun-off from Ford, June 28, 2000.

          (a)  Group I and Group II Employees.

               For purposes of this paragraph, a "Group I Employee" shall mean a U.S. Visteon Employee who as of July 1, 2000 was eligible for immediate normal or regular early retirement under the provisions of the GRP as in effect on July 1, 2000. A "Group II Employee" shall mean a U.S. Visteon Employee who (i) was not a Group I Employee; (ii) had as of July 1, 2000 a combination of age and continuous service that equals or exceeds sixty (60) points (partial months disregarded); and (iii) could become eligible for normal or regular early retirement under the provisions of the GRP as in effect on July 1, 2000 within the period after July 1, 2000 equal to the employee's Ford service as of July 1, 2000. A Group I or Group II Employee shall retain eligibility to receive a Supplemental Benefit and shall receive such benefits as are applicable under the terms of the Plan in effect on the retirement date, based on meeting eligibility criteria as of July 1, 2000 and Credited Service on July 1, 2000 and the Final Five Year Average Base Salary as of the retirement date.

          (b)  Group III Employees.

               For purposes of this paragraph, a "Group III Employee" shall mean a U.S. Visteon Employee who participated in the GRP prior to July 1, 2000 other than a Group I or Group II Employee. The Plan shall have no liability for any benefits payable to Group III Employees who were otherwise eligible hereunder with respect to Credited Service prior to July 1, 2000 on or after July 1, 2000.

     Section 4. General. Except as otherwise provided in this Appendix A, the terms of the Plan applicable to retirements of Eligible Executives on or after January 1, 1992 shall be applicable to the retirements of Eligible Executives on or after January 1, 1985 but prior to January 1, 1992.